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                                                                    Exhibit 99.1

WIT CAPITAL                                           SOUNDVIEW TECHNOLOGY GROUP

CONTACTS:
CITIGATE DEWE ROGERSON, INC.
Kellie Walsh, 212-419-8366
John Hurson, 212-419-8354

WIT CAPITAL GROUP, INC.
Zoe Adlersberg, 212-253-4668

SOUNDVIEW TECHNOLOGY GROUP
Craig Jampol, 203-462-7242

               WIT CAPITAL TO ACQUIRE SOUNDVIEW TECHNOLOGY GROUP;
                      LANDMARK TRANSACTION CREATES LEADING
                  INTERNET/TECHNOLOGY INVESTMENT BANKING FIRM

o SIGNIFICANTLY EXPANDED PRODUCT OFFERING: INDIVIDUAL INVESTORS WILL HAVE ACCESS TO A GREATER ALLOCATION IN AN INCREASED NUMBER OF TRANSACTIONS ACROSS A BROADER RANGE OF CORE TECHNOLOGY SECTORS, AS WELL AS INSTITUTIONAL-QUALITY RESEARCH ON AN ADDITIONAL 190 TECHNOLOGY COMPANIES

o INCREASED DISTRIBUTION: TOTAL SHARES OFFERED TO INVESTORS COULD MORE THAN TRIPLE IN THE FIRST YEAR FOLLOWING THE TRANSACTION

o EXPANDED SUITE OF PRODUCTS FOR ISSUERS: ISSUERS OF INTERNET/TECHNOLOGY OFFERINGS WILL BENEFIT FROM SIGNIFICANTLY INCREASED CAPABILITIES IN CAPITAL RAISING, RESEARCH, STRATEGIC ADVISORY, TRADING AND ONLINE INVESTOR ACCESS

o SOLIDIFIED LEADERSHIP POSITION: WIT CAPITAL STRENGTHENS ITS POSITION AS A LEADING INTERNET/TECHNOLOGY INVESTMENT BANKING FIRM BY BUILDING ONE OF THE LARGEST BANKING AND RESEARCH GROUPS FOCUSED EXCLUSIVELY ON
     INTERNET/TECHNOLOGY COMPANIES

o INCREASED REVENUES: WIT CAPITAL'S NINE MONTH 1999 REVENUES INCREASE SIGNIFICANTLY FROM $27 MILLION TO $127 MILLION ON A COMBINED BASIS

NOVEMBER 1, 1999 - (NEW YORK) - Wit Capital Group, Inc. (NASDAQ: WITC), parent company of pioneering online investment banking firm Wit Capital Corporation, today announced it has signed a definitive agreement to acquire SoundView Technology Group, a Connecticut-based private investment banking firm focused exclusively on technology. The acquisition will enable Wit Capital to significantly expand its Internet-based product offering - both in terms of number of shares distributed to online investors and breadth of timely research coverage broadly accessible through the Internet. The acquisition positions Wit Capital to be a the market leader in Internet/technology investment banking - with one of the largest banking
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and research groups on Wall Street focused exclusively on the Internet and technology. The companies had combined nine-month revenues totaling over $125 million and have separately lead or co-managed over 75 deals year to date.

Under the terms of the transaction, Wit Capital will acquire 100% of the fully diluted shares of SoundView in exchange for approximately $320 million (based on Wit Capital's closing price of $17.56 on 10/29/99) in newly issued Wit Capital Common Shares and options. The exchange ratio in the merger is subject to adjustment for changes in Wit Capital's trading price from $17.56 up to $18.56 or down to $15.56 and is not adjustable for changes beyond these levels. The Board of Directors of each company and the shareholders of SoundView have approved the transaction, which is expected to close in January 2000. Completion is contingent on Wit Capital shareholder approval, regulatory approval and other customary closing conditions. Russell Crabs, President and CEO of SoundView, will take a seat on Wit Capital's Board of Director's and Curt Snyder, Chief Operating Officer of SoundView, will become Chief Financial Officer of the combined entity upon completion of the transaction.

The synergies between Wit Capital and SoundView result in a combined company that has both a broad distribution channel through the Internet to individuals, and well established access to the largest institutional Internet and technology investors. Wit Capital's focus is on the Internet sector and retail distribution. SoundView complements Wit Capital's strengths by adding expertise in core technology sectors such as Software, Telecom, Datacom and Infrastructure and a robust institutional sales and trading platform.

As a result of the combination, issuers will enjoy a stronger platform from which to meet their capital raising needs, with a deeper bench of professionals and a broader set of distribution capabilities. Individual investors will enjoy access to a significantly increased number of shares from a broader selection of companies, and a more comprehensive body of easily accessible online equity research.

"This transaction represents a major milestone in the ongoing evolution of Wit Capital, and it results in a number of important benefits that will enable the company to fulfill our long-standing mission: to empower investors and issuers alike by transforming the capital raising process through the use of the Internet. It's a win-win situation - both groups benefit - issuers have expanded services and distribution channels and individual investors have access to more shares and more quality research," said Ron Readmond, Wit Capital's Co-CEO. "More than that, though, we truly believe this merger will propel our model of Internet-based capital formation to a new level."

The combination results in key competitive advantages for Wit Capital and significant benefits to investors and issuers. Upon completion of the transaction:

o    Combined 9-month revenues total over $125 million
o Investment banking and equity research resources will more than double to over 100 professionals
o    Number of companies covered by research will more than quadruple to over
     200
o Total shares offered to investors could more than triple in the first year following the transaction
o    Strategic advisory and market making capabilities will be greatly enhanced
o Wit Capital will have a strengthened ability to demand an increasing proportion of deal economics and share retention
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Russ Crabs, SoundView's President and CEO, said "Wit Capital is the ideal partner for SoundView. Our focus on core technology companies and institutional investors is the perfect complement to Wit Capital's Internet and individual investor emphasis. Together with our combined focus on value added research analysis, we become the `must have' banking firm in Internet/technology transactions."

Mark Loehr, Wit Capital's Head of Investment Banking, said, "This transaction builds on the successes of the past year - completion of 94 transactions, the expansion of our research team, the roll-out of our global strategy in Japan and Europe, and the launch of our venture capital group. Our revenues will have grown from $2 million in 1998, to $27 million through nine months of 1999, to a number in excess of $127 million on a combined basis through nine months of 1999. We have clearly elevated our Internet capital raising capabilities exponentially, and look forward to further success creating access for more investors as we continue to redefine the capital raising process in this dynamic digital economy."

The corporate headquarters of the combined company will be in New York, with the Stamford office of SoundView and the San Francisco offices of both firms remaining. The combined company will employ more than 380 individuals.

Goldman, Sachs & Co. acted as exclusive strategic and financial advisor to Wit Capital and also provided a fairness opinion to Wit Capital's Board of Directors. J.L. Freeman and Associates acted as exclusive strategic and financial advisor to SoundView.

ABOUT WIT CAPITAL GROUP, INC.

Wit Capital Group, Inc. and its broker dealer subsidiary, Wit Capital Corporation, were founded in New York in 1996 to create the first online investment banking firm. Wit Capital Group, Inc. went public in June 1999. With offices in New York and San Francisco, Wit Capital Corporation is an issuer-driven Internet investment banking firm that offers an array of investment banking services, including underwriting for public offerings, private equity services, strategic advisory, and institutional quality research.

Wit Capital Corporation also offers individual investors online brokerage services that include access to IPOs and other securities that in the past have only been available to institutions and wealthy individuals.

Wit Capital is a registered broker-dealer and a member of NASD and SIPC. Wit Capital Group, Inc. is listed on NASDAQ under the symbol "WITC." For more information please visit the Company's web site at HTTP://WWW.WITCAPITAL.COM.

ABOUT SOUNDVIEW TECHNOLOGY GROUP

SoundView is a private investment banking firm with an exclusive focus on technology. Originally founded in 1979 as part of Gartner Group, a leading market information technology research and consulting firm, SoundView was spun off in 1985 and is currently employee owned. SoundView offers a range of services in the technology sector including investment banking, research and trading. The firm has 170 employees, with offices in Stamford, Connecticut and San Francisco.
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CERTAIN STATEMENTS IN THIS NEWS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS"
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, OR THOSE OF THE INDUSTRY IN WHICH WE OPERATE, TO BE MATERIALLY DIFFERENT FROM ANY EXPECTED FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED IN THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE ECONOMIC FACTORS THAT AFFECT THE MARKET FOR CAPITAL RAISING, INCLUDING INITIAL PUBLIC OFFERINGS AND THOSE FACTORS DISCUSSED IN THE REGISTRATION STATEMENT OF OUR INITIAL PUBLIC OFFERING OF COMMON STOCK AND PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES & EXCHANGE COMMISSION.


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                                 YOU ARE INVITED
        To join a simultaneous webcast of the Wit Capital conference call which will take place TODAY AT 9:00 A.M. (EDT)
                    The webcast is available at WWW.VCALL.COM
            Please register approximately 10 minutes before the call.

                        SPEAKERS ON THE WEBCAST WILL BE:
                       Ron Readmond, Co-CEO of Wit Capital
              Mark Loehr, Head of Investment Banking at Wit Capital
                  Russell Crabs, President and CEO of SoundView